EXHIBIT 32.2

L-1 Identity Solutions, Inc.
177 Broad Street, Twelfth Floor
Stamford, CT 06901
May 7, 2009

Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Re:  Certification of Principal Financial and Accounting Officer Pursuant To 18 U.S.C. Sec. 1350

Dear Ladies and Gentlemen:

In connection with the accompanying Quarterly Report on Form 10-Q of L-1 Identity Solutions, Inc., for the quarter ended March 31, 2009, I, James DePalma, Chief Financial Officer of L-1 Identity Solutions, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, that to my knowledge:

1)	such Quarterly Report on Form 10-Q of L-1 Identity Solutions, Inc., for the quarter ended March 31, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in such Quarterly Report on Form 10-Q of L-1 Identity Solutions, Inc., for the quarter ended March 31, 2009, fairly presents, in all material respects, the financial condition and results of operations of L-1 Identity Solutions, Inc.

By:	/s/ JAMES A. DEPALMA
James A. DePalma
Executive Vice President,
Chief Financial Officer and Treasurer
(Principal Financial Officer)